                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                                 ENDOCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 ENDOCARE, INC.
         ---------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

         ---------------------------------------------------------------

TO THE STOCKHOLDERS OF ENDOCARE, INC.:

         The 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") of Endocare, Inc. (the "Company" or "Endocare") will be held at 11:00 a.m., Pacific Daylight time, May 22, 2001 at 7 Studebaker, Irvine, California 92618, for the following purposes:

         1. To elect six (6) Directors to the Board of Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

         2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the 2001 Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten days before the Annual Meeting.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                              By Order of the Board of Directors

                                              /s/ PAUL W. MIKUS
                                              ----------------------------------
                                                  Paul W. Mikus
                                                  Chairman, President and
                                                  Chief Executive Officer

April 20, 2001
Irvine, California

         YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO PROMPTLY SUBMIT YOUR PROXY INSTRUCTION OVER THE INTERNET OR BY TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

         REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO WILLIAM R. HUGHES, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 7 STUDEBAKER, IRVINE, CALIFORNIA 92618.

                                 ENDOCARE, INC.

                             ---------------------

                                 PROXY STATEMENT

                             ---------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Endocare, Inc., a Delaware corporation (the "Company" or "Endocare"), for use at the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") to be held at 11:00 a.m., Pacific Daylight time, May 22nd, 2001, at 7 Studebaker, Irvine, California 92618, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2001 Annual Meeting were mailed or delivered to the stockholders of the Company on or about April 20, 2001.

RECORD DATE AND VOTING

         The Board has fixed the close of business on March 26, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2001 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 15,372,186 shares of the Company's common stock (the "Common Stock"). Each stockholder is entitled to one vote for each share of common stock held by each such stockholder on the Record Date.

QUORUM AND VOTING REQUIREMENTS

         The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 2001 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Director nominees who receive the greatest number of votes at the 2001 Annual Meeting will be elected to the Board of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of Directors, abstentions are counted as negative votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE

         If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

PROXIES

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the Directors proposed by the Board unless the authority to vote for the election of such Directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         Six Directors are to be elected at the 2001 Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board. Management has no present knowledge that any of the persons named will be unavailable to serve.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any Executive Officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS

         Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, and the year in which each incumbent Director was first elected as a Director of the Company. Each nominee has furnished the information as to his or her beneficial ownership of Common Stock as of March 13, 2001 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected. Ages are shown as of March 13, 2001.


                                                                       DIRECTOR
        NAME               AGE      POSITION WITH THE COMPANY           SINCE
        ----               ---      -------------------------          --------
Paul W. Mikus               35   President, Chief Executive Officer,     1995
                                 Chairman of the Board of Directors
Peter F. Bernardoni+*       41   Director                                1995
Robert F. Byrnes+*          56   Director                                1997
Benjamin Gerson, M.D.+*     53   Director                                1997
Alan L. Kaganov, Sc.D.      62   Director                                1999
Michael J. Strauss, M.D.    47   Director                                1999

-----------------
* Member of the Compensation Committee.

+ Member of the Audit Committee.

         Paul W. Mikus has served as President, Chief Executive Officer, Chairman and Director since November, 1995. From June, 1995 to October, 1995, he was President of Endocare when it was a division of Medstone International. Prior to becoming President of Endocare, from October, 1994 to May, 1995, he managed worldwide sales and marketing for Prosurg, Inc. From July, 1989 to September, 1994, he worked for Medstone International as Manager of Engineering where he co-founded Endocare. Mr. Mikus has a BS degree in Electrical Engineering. He serves on the Board of Directors of Sanarus Medical Inc. and Medical Resources Management Inc.

         Peter F. Bernardoni has served as a Director since November, 1995. Mr. Bernardoni has been a Vice President of Technology Funding Inc. since 1991 and a partner in Technology Funding Ltd. since 1994. Mr. Bernardoni has an MS in Mechanical Engineering from Stanford University. He serves on the Board of Directors of Atherotec, Inc., Portable Energy Products, R2 Technology, Inc., Reflection Technology, Resolution Sciences and Sanarus Medical Inc.

         Robert F. Byrnes joined Endocare's Board of Directors in August, 1997. Previously, Mr. Byrnes served in a number of top-level management positions in the health care industry including Chairman and Chief Executive Officer of Tokos Medical and President and Chief Executive Officer of Matria Healthcare, Inc. Mr. Byrnes has a BS degree in Pharmacy from Ferris State University and a Masters of Business Administration from Loyola University. He serves on the Board of Directors of Tandem Medical, Advolife, Biomens, Bioderm and Pelvicare.

         Benjamin Gerson, M.D. joined Endocare's Board of Directors in August, 1997. Dr. Gerson is a Clinical Professor of Pathology and Cell Biology, and Clinical Professor of Medicine at Jefferson Medical College, and Adjunct Professor of Occupational Medicine at Boston University School of Medicine. Dr. Gerson is a member of the U.S. Food and Drug Administration (FDA) Clinical Chemistry and Clinical Toxicology Devices Panel, Center for Devices and Radiological Health and previously has served as Chairman of that Panel. He obtained his M.D. from Thomas Jefferson University. Dr. Gerson also serves as Medical Director for University Services and President of Foundation Research, Inc.

         Alan L. Kaganov, Sc.D. was appointed Director in January, 1999. Dr. Kaganov has been a partner at U.S. Venture Partners since July, 1996. Dr. Kaganov previously was Vice President of Business Development and led Strategic Planning at Boston Scientific Corporation from 1993 to 1996. Prior to his role at BSC, he served as President and CEO of EP Technologies and Vice President of Technology and Business Development at Baxter International. Dr. Kaganov holds an Sc.D. (Doctorate of Science) in Biomedical Engineering from Columbia University and a Masters' of Business Administration/Corporate Finance from New York University. Dr. Kaganov also serves on the Board of Directors of Eclipse Surgical Technologies, Inc. and Curon Medical.

         Michael J. Strauss, M.D., M.P.H. was appointed Director in February, 1999. He was a founder and officer of Covance Health Economics and Outcomes Services, Inc. (formerly Health Technology Associates) from 1988 through 1999 and still serves as a consultant to the Company. He obtained his M.D. at Duke University Medical School and an M.P.H. from University of Washington School of Public Health. He serves on the Board of Directors of Cyberonics, Inc. and Kaiser's mid-Atlantic Permanente Medical Group.

BOARD COMMITTEES

         The Board of Directors established the Audit Committee to: (i) make recommendations concerning the engagement of independent public accountants;
(ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Messrs. Bernardoni and Byrnes and Dr. Benjamin Gerson are the members of the Audit Committee. The Committee held 2 meetings in 2000.

         The Board of Directors adopted and approved a charter for the Audit Committee in June 2000, a copy of which is attached hereto as Exhibit A. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of the National Association of Securities Dealers.

         The Board of Directors established the Compensation Committee which consists of Messers. Bernardoni and Byrnes and Dr. Benjamin Gerson, none of whom are employees of the Company. The Compensation Committee determines the compensation of the Company's Executive Officers and administers the 1995 Stock Plan and the 1995 Director Option Plan (the "Director Plan"). The Committee held 1 meeting in 2000.

MEETINGS AND REMUNERATION

         During fiscal 2000, the Board held 7 meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of: (i) the total number of meetings held by the Board during fiscal 2000; and (ii) the total number of meetings held by all committees of the Board on which he served.

         Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified. The Company does not compensate its directors for their services as such. However, Directors are reimbursed for their out-of-pocket expenses in attending Board meetings, and each of the Company's non-employee Directors participates in the Director Plan.

         Under the automatic option grant program in effect under the Company's 1995 Director Option Plan (the "Director Plan"), each individual who was serving as a non-employee Board member (each, an "Outside Director") prior to June 4, 1998, was automatically granted an option to purchase 10,000 fully vested shares of Common Stock upon his or her initial election or appointment as an Outside Director. On June 4, 1998, at the 1998 annual meeting of stockholders, the Company's stockholders approved an amendment to the Director Plan increasing the automatic option grant made to an Outside Director upon his or her initial appointment or election to the Board to a 20,000 share option grant which becomes exercisable in two equal annual installments over the Outside Director's first two years of Board service. In addition, under the Director Plan, after such Outside Director's initial appointment, he or she receives an automatic option grant each January 1, or the first day after January 1 on which national stock exchanges and the NASDAQ Stock Market are open for trading, to acquire 5,000 shares of Common Stock, provided that he or she has served on the Board for at least six months. The 5,000 share annual option grants become fully vested and exercisable on the first anniversary of the grant date, provided the Outside Director continues in Board service through such date.

         On January 3, 2000 and January 2, 2001, each Outside Director received the automatic 5,000 share option grant described above. All of the options granted to Outside Directors were granted at an exercise price equal to the fair market value of the Common Stock on the date the options were granted.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

            PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF KPMG LLP
                           AS INDEPENDENT ACCOUNTANTS

         The Board has selected KPMG LLP as independent public accountants to audit the financial statements of the Company for fiscal 2001. KPMG LLP served as the Company's independent public accountants for fiscal 2000. A member of that firm is expected to be present at the 2001 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of KPMG LLP, if KPMG LLP should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint the independent public accountants for fiscal 2001. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

FEES BILLED TO THE COMPANY BY KPMG LLP DURING FISCAL YEAR 2000

         Audit Fees:

         Audit fees accrued and paid by the Company to KPMG LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $39,800.

         Financial Information Systems Design and Implementation Fees:

         The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2000.

         All Other Fees:

         Fees accrued and paid by the Company to KPMG LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $11,950.

         The Audit Committee considered whether KPMG's fees for non-audit services for the Company's 2000 fiscal year was compatible with the principal accountants' independence. In connection with the new standards of independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year the Audit Committee will consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 2001.

OTHER BUSINESS

         The Company is not aware of any other business to be presented at the 2001 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of Endocare Common Stock owned as of March 13, 2001, unless otherwise noted, by: (i) the holders of more than 5% of Endocare Common Stock known to the Company; (ii) each Director of the Company; (iii) each of Endocare's Named Executive Officers (identified in the Summary Compensation Table herein); and (iv) all Directors and Executive Officers of the Company as a group. Information for SAFECO Common Stock Trust, SAFECO Asset Management Company and SAFECO Corporation is based upon the most recent joint 13G filed by these entities with the Securities and Exchange Commission. Information for all other beneficial owners listed below is based upon information supplied in writing by the beneficial owners to the Company.

                                                        AMOUNT & NATURE
                      NAME AND ADDRESS OF                OF BENEFICIAL    PERCENT OF
TITLE OF CLASS        BENEFICIAL OWNER(1)                 OWNERSHIP(2)      CLASS
--------------        --------------------              ---------------   ----------
Common Stock      Kern Capital Management, LLC             2,037,200         13.4%
                    114 West 47th Street
                    New York, NY 10036

                  Peter F. Bernardoni(3)                     799,857          5.1%
                  Technology Funding Inc.
                    2000 Alameda de las Pulgas
                    San Mateo, CA 94403

                  Brown Simpson Partners, I Ltd.(4)          970,179          6.0%
                  Brown Simpson Asset
                  Management, LLC
                    Carnegie Hall Tower
                    152 West 57th Street, 21st Fl.
                    New York, NY 10019

                  Chartwell Investment Partners              925,200          6.1%
                    1235 Westlake Drive, Ste. 330
                    Berwyn, PA 19312-2412

                  J&W Seligman & Co.                         977,780          6.4%
                    100 Park Avenue
                    New York, NY 10017

                  SAFECO Common Stock Trust                1,484,440          9.7%
                  SAFECO Asset Management Company
                  SAFECO Corporation(5)
                    Safeco Plaza
                    Seattle, WA 98185-0001

                  Paul W. Mikus(6)                           672,349(7)       4.2%
                  Vincent C. Cutarelli(6)                    176,726(8)       1.2%
                  Jay J. Eum(6)                              115,051(9)         *
                  William R. Hughes(6)                       219,106(10)      1.4%
                  Jerry Anderson(6)                           22,945(11)        *

                  Robert F. Byrnes                           291,613(12)      1.9%
                    9505 Hillwood Dr.
                    Suite 100
                    Las Vegas, NV 89134

                  Benjamin Gerson, M.D.                       35,000(13)        *
                    70 Walnut Street
                    Wellesley, MA 02181

                  Alan L. Kaganov, Sc.D.                      92,000(14)        *
                    2180 Sand Hill Rd.
                    Menlo Park, CA 94025

                  Michael J. Strauss, M.D.                    45,000(15)        *
                    1100 New York Ave. NW
                    Washington, DC 20005-3934

                  All Executive Officers and Directors     2,469,647         14.8%
                    as a group (11 persons)(16)

------------

  *  Less than 1%.

 (1) All such shares were held of record with sole voting and investment power, subject to applicable community property laws, by the named individual and/or by his wife, except as indicated in the following footnotes.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of common stock relating to options or convertible securities currently exercisable, or exercisable within 60 days of March 13, 2001, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 774,857 shares held by Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., and Technology Funding Medical Partners I, L.P. (collectively, the "Funds") and 25,000 shares issuable with respect to the exercise of options held by Mr. Bernardoni. Mr. Bernardoni is an officer of Technology Funding Inc. and a partner of Technology Funding Ltd., each a general partner of the Funds. Mr. Bernardoni has sole voting and shared investment power with respect to all shares owned by the Funds, and therefore may be deemed to be beneficial owner of such shares.

 (4) Each of Brown Simpson Partners I, Ltd. ("BSPI Ltd.") and Brown Simpson Asset Management, LLC, its investment manager, may be deemed the beneficial owner of 970,179 shares held for the account of BSPI Ltd. This number assumes the conversion of convertible debentures held for the account of BSPI Ltd. into 962,963 shares. The convertible debentures are currently exercisable.

 (5) Pursuant to a joint Schedule 13G, filed on February 9, 2001 with the Securities and Exchange Commission, as of January 31, 2001: (1) SAFECO Common Stock Trust reported that it had shared voting and dispositive power over 911,300 shares, (2) SAFECO Asset Management Company reported that it had shared voting and dispositive power over 1,370,740 shares and disclaimed any beneficial ownership over 1,355,740 of the shares reported on the joint Schedule 13G which were beneficially owned by registered reporting companies for which SAFECO Asset Management Company serves as an advisor, and (3) SAFECO Corporation reported shared voting and dispositive power over 1,484,440 shares and disclaimed any beneficial ownership over 1,469,440 of the shares reported on the joint Schedule 13G which were owned by registered reporting companies for which a subsidiary of SAFECO Corporation serves as an advisor.

 (6) The address of such persons is 7 Studebaker, Irvine, California 92618.

 (7) Represents 672,349 shares subject to options that are exercisable within 60 days after March 13, 2001.

 (8) Represents 176,726 shares subject to options that are exercisable within 60 days after March 13, 2001.

 (9) Represents 115,051 shares subject to options that are exercisable within 60 days after March 13, 2001.

(10) Represents 219,106 shares subject to options that are exercisable within 60 days after March 13, 2001.

(11) Represents 22,945 shares subject to options that are exercisable within 60 days after March 13, 2001.

(12) Includes 135,000 shares subject to options that are exercisable within 60 days after March 13, 2001.

(13) Represents 35,000 shares subject to options that are exercisable within 60 days after March 13, 2001.

(14) Includes 90,000 shares subject to options that are exercisable within 60 days after March 13, 2001.

(15) Includes 30,000 shares subject to options that are exercisable within 60 days after March 13, 2001.

(16) Includes 1,521,177 shares under options that are currently exercisable or exercisable within sixty (60) days.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

         The Executive Officers of the Company and their ages as of March 13, 2001 are as follows:


      NAME                 AGE          POSITION WITH THE COMPANY
      ----                 ---          -------------------------
Paul W. Mikus               35      President, Chief Executive Officer,
                                    Chairman of the Board of Directors

Vincent C. Cutarelli        50      Senior Vice President, Regulatory
                                    Affairs/Quality Assurance

Jay J. Eum                  36      Chief Technology Officer

William R. Hughes           44      Senior Vice President and
                                    Chief Financial Officer

Jerry Anderson              54      President, Advanced Medical Procedures

David Battles               43      Vice President, Business Development

         Paul W. Mikus has served as President, Chief Executive Officer, Chairman and Director since November, 1995. From June, 1995 to October 1995, he was President of Endocare when it was a division of Medstone International. Prior to becoming President of Endocare, from October, 1994 to May, 1995, he managed worldwide sales and marketing for Prosurg, Inc. From July, 1989 to September, 1994, he worked for Medstone International as Manager of Engineering where he co-founded Endocare. Mr. Mikus has a BS degree in Electrical Engineering. He serves on the board of directors of Sanarus Medical Inc. and Medical Resources Management, Inc.

         Vincent C. Cutarelli, RAC, has served as the Company's Senior Vice President, Regulatory Affairs/Quality Assurance since January, 1999 and previously served as the Company's Vice President, Regulatory Affairs/Quality Assurance since September, 1996. He has over 25 years experience in regulatory affairs, quality assurance, GMP/ISO compliance and documentation control in the medical device industry. Most recently, he served as the Director, Regulatory Affairs at both Allergan Optical and Baxter Healthcare. Mr. Cutarelli obtained his Bachelor's degree in Chemistry and Biology from Clark University and went on to become an ASQC Certified Quality Engineer and Regulatory Affairs Certified
(RAC).

         Jay J. Eum has served as Chief Technology Officer of the Company since January, 2001 and previously served as Vice President of Research & Development of the Company since January 1999. He previously served as Director of Research & Development of the Company from September, 1996 to January, 1999. In February 1996, he began working for Endocare as a Senior Engineer in the research and development department. Mr. Eum previously served as Senior Engineer for Cardiac Science from October, 1994 to February, 1996. Prior to that time, he served as Senior Software Engineer for Medstone International from September, 1991 to October, 1994. He has a BS degree in Electrical Engineering from California State University, Fullerton and a Masters degree in Electrical Engineering from Kansas State University.

         William R. Hughes has served as the Company's Senior Vice President and Chief Financial Officer since July 1997. Mr. Hughes has 20 years experience in public accounting and industry. Mr. Hughes previously served as Controller and Chief Accounting Officer for FileNet Corporation and was a partner in the accounting firm of KPMG Peat Marwick. He obtained a BS degree in Economics from California State University, San Luis Obispo and was a Certified Public Accountant.

         Jerry W. Anderson has served as President of Advanced Medical Procedures, a subsidiary of the Company, ("AMP") since February, 2001. He previously served as Senior Vice President, Sales and Marketing for Endocare Inc. from July, 1999 to January, 2001. Prior to July 1999, Mr. Anderson was President of Advanced Medical Procedures, LLC. From 1996 to 1998, he served as Executive Vice President for Care Select Group and from 1984 to 1996 he worked for the Tokos Medical Group, rising to the Divisional Vice President level.

         David Battles joined the Company as Vice President, Business Development in September, 2000. From November 1999 to August 2000, he served as Vice President, Sales and Business Development for Bioheart, Inc. He served as Vice President, Sales for Endocare, Inc from February, 1995 to January, 1998. From 1993 to 1995 he was Managing Director of International Sales for Medstone and from 1990 to 1992 he worked as Director, Asia Pacific, for Marquest Medical Products. Previously, Mr. Battles held a variety of sales and management positions at Abbott Laboratories and Coast Medical Corporation. He has a BS degree in Business Management from California Polytechnic State University.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation earned by the Chief Executive Officer and the four (4) other most highly compensated executive officers whose salaries and bonus for the year ended December 31, 2000 was in excess of $100,000 (the "Named Executive Officers") for their services to the Company for the years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                   ANNUAL COMPENSATION                 SECURITIES
                                          ----------------------------------------     UNDERLYING        ALL OTHER
                                                         BONUS      OTHER ANNUAL      OPTIONS/SARS     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR        SALARY($)      (1)($)    COMPENSATION($)       (#)(2)           ($)(3)
---------------------------   ----        ---------      ------    ---------------    ------------     ------------
Paul W. Mikus                 2000         200,000       85,066          --                 --            4,380
  Chairman, President, CEO    1999         150,000       67,406          --             40,000            3,729
                              1998         150,000       75,000          --            200,000            4,062

Vincent Cutarelli             2000         150,000       57,426          --                 --            5,691
  Senior V.P., RA/QA          1999         140,000       50,330          --             25,000            4,278
                              1998         105,000       45,000          --            130,000            3,620

Jay J. Eum(4)                 2000         142,000       55,217          --             50,000            3,309
  Chief Technology            1999         135,000       42,466          --             20,000              364
  Officer                     1998          80,000        9,375          --             50,000              229

William R. Hughes             2000         170,000       62,777          --                 --            5,550
  Senior V.P., Chief          1999         150,000       67,406          --             25,000            5,384
  Financial Officer           1998         140,000       70,000          --            110,000            5,432

Jerry Anderson(5)             2000         150,000       40,500          --                 --              683
  President, AMP              1999          70,000       49,290          --            100,000              317
                              1998              --           --          --                 --               --

--------------
(1) Annual bonus amounts are earned and accrued for the fiscal year in which reported, but are paid after the close of that fiscal year. The 2000 totals in the column also include amounts paid pursuant to forgiveness of notes payable and accrued interest for Mr. Mikus, Mr. Cutarelli, Mr. Eum and Mr. Hughes of $31,066, $16,926, $16,877, and $16,877 respectively.

(2)  The Company does not grant Stock Appreciation Rights.

(3) The 1998, 1999 and 2000 totals in the column reflect the value of Company contributions on behalf of each Named Executive Officer under the Endocare, Inc. 401(k) Plan and group term life insurance. These amounts for the 1998, 1999 and 2000 fiscal years, respectively, were as follows: Paul W. Mikus:
     $3,792 and $270; $3,474 and $255; $4,110 and $270, Vincent Cutarelli:
     $3,063 and $557; $3,500 and $778; $5,008 and $683, Jay J. Eum: $110 and
     $119; $120 and $244; $3,058 and $251, and William R. Hughes: $4,963 and
     $469; $5,000 and $384; $5,250 and $300. Mr. Anderson's amounts represent group term life insurance only.

(4) Mr. Eum joined the Company in February, 1996 and was first appointed an Executive Officer in January, 1999.

(5) Mr. Anderson joined the Company and was first appointed an Executive Officer in July, 1999. Mr. Anderson's annualized salary was $140,000 for the 1999 fiscal year.

STOCK OPTIONS

         The following table sets forth information concerning each grant of stock options made during 2000 to each of the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                ------------------------------------------------------------------  ANNUAL RATES OF STOCK
                NUMBER OF SHARES      PERCENT OF TOTAL                               PRICE APPRECIATION
                   UNDERLYING         OPTIONS GRANTED     EXERCISE                 FOR OPTION TERM($)(2)
                OPTIONS GRANTED       TO EMPLOYEES IN     PRICE PER   EXPIRATION   ---------------------
   NAME               (1)               FISCAL YEAR         SHARE        DATE          5%         10%
   ----         ---------------       ----------------    ---------   ----------   ---------    --------
Jay J. Eum           50,000                15.8%            $9.00      01/03/10     $283,003    $717,184

--------------

(1) All options become fully vested and exercisable upon (i) a dissolution, liquidation or sale of substantially all the Company's assets, (ii) any reorganization, merger or consolidation in which the Company does not survive or in which the Company's shares outstanding prior to the transaction are converted into other property, or (iii) an acquisition of 50% or more of the Company's stock. Prior to and in the absence of such merger, sale or acquisition, the options vest over a four-year period, with 25% to vest on the one year anniversary date, and the remaining 75% to vest in equal monthly installments thereafter over the following three years. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The shares subject to each option become exercisable only if vested. The option exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

         The following table sets forth information concerning option exercises and option holdings for the 2000 fiscal year by each of the Named Executive Officers.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                                                           VALUE OF UNEXERCISED
                                                     NUMBER OF SHARES UNDERLYING                IN-THE-MONEY
                          NUMBER OF                   UNEXERCISED OPTIONS AS OF                OPTIONS AS OF
                            SHARES       VALUE            DECEMBER 31, 2000               DECEMBER 31, 2000($)(2)
                         ACQUIRED ON    REALIZED     ----------------------------      ----------------------------
     NAME                  EXERCISE      ($)(1)      EXERCISABLE   UNEXERCISEABLE      EXERCISABLE   UNEXERCISEABLE
     ----                -----------    --------     -----------   --------------      -----------   --------------
Paul W. Mikus                 --            --         646,250         93,750           7,732,129        946,183

Vincent Cutarelli             --            --         164,896         60,104           1,576,077        606,168

Jay J. Eum                    --            --          90,417         79,583           1,035,841        488,015

William R. Hughes             --            --         195,104         79,896           1,946,312        804,383

Jerry Anderson              20,000       168,200        13,333         66,667             257,300        514,600

-----------------
(1) Based on the fair market value of the purchased option shares on the date of exercise, computed using the average high and low prices quoted on the NASDAQ National Market as of the date of exercise, less the option exercise price paid for those shares.

(2) Based on the fair market value, computed using the average high and low prices quoted on the NASDAQ National Market as of December 31, 2000 ($12.72 per share), less the exercise price payable upon exercise of such options.

EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         We have not entered into employment or severance agreements with any of our named executive officers.

         In connection with option grants, the Company has entered into stock option agreements with each employee holding one or more outstanding options under the 1995 Stock Plan, including our executive officers, pursuant to which such options will automatically vest on an accelerated basis in the event of the following:

         o a dissolution, liquidation or sale of substantially all the Company's assets,

         o any reorganization, merger or consolidation in which the Company does not survive or in which the Company's shares outstanding immediately prior to the transaction are converted into other property, or

         o  an acquisition of 50% or more of the Company's stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Bernardoni and Byrnes and Dr. Gerson, none of whom were at any time during fiscal 2000 or at any other time an Officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's Executive Officers and Board members who serve as Executive Officers or Board members of such other entities.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board is comprised of Messrs. Bernardoni and Byrnes and Dr. Gerson, three non-employee Directors, who administer the Company's executive compensation programs and policies. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to maximize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company. The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's Executive Officers for fiscal 2000.

COMPENSATION POLICY AND PHILOSOPHY

         The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified Executive Officers; and (ii) based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries and incentive bonuses with stock options granted under the 1995 Stock Plan. In support of this philosophy, a meaningful portion of many executive's compensation is placed at-risk and linked to the financial performance of the Company. The Compensation Committee believes that cash compensation in the form of salary and incentive bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay. The Compensation Committee is responsible to the Board for ensuring that its Executive Officers are highly qualified and that they are compensated in a manner that furthers the Company's business strategies and which aligns their interests with those of the stockholders.

EXECUTIVE COMPENSATION COMPONENTS

         As discussed below, the Company's executive compensation package is primarily comprised of base salary, incentive bonus and stock options.

BASE SALARY AND ANNUAL INCENTIVES

         For fiscal year 2000, the Compensation Committee approved the base salaries of the Executive Officers based on salaries paid to Executive Officers with comparable responsibilities employed by companies with comparable businesses. The Executive Officer bonus program is designed to reward executives for individual performance and contributions to the success of and overall growth and progress of the Company and the amounts granted to Executive Officers under the bonus program are determined through consideration of the Executive Officer's responsibilities and position with the Company in conjunction with the Company's net sales and progress in the achievement of development milestones during the fiscal year. The Compensation Committee reviews Executive Officer salaries and bonus programs annually and exercises its judgment based on all the factors described above.

STOCK OPTIONS

         Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Stock options to purchase 70,000 shares of Common Stock were granted to the Executive Officers of the Company and stock options covering 315,800 shares were granted to 70 other employees of the Company during 2000 under the Company's 1995 Stock Plan. The number of options that each Executive Officer or employee was granted was based primarily on the executive's or employee's ability to enhance the Company's long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate Executive Officers to improve long-term stock market performance. The vesting provisions of options granted under the 1995 Stock Plan are designed to encourage longevity of employment with the Company and generally extend over a four-year period.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee believes that Paul W. Mikus, the Company's Chief Executive Officer, provides valuable services to the Company and his compensation should therefore be competitive with that paid to executives at comparable companies. Mr. Mikus was granted no stock options in 2000. His annual base salary for fiscal year 2000 was $200,000. In addition, Mr. Mikus received an annual incentive bonus of $85,066, $54,000 of which was paid subsequent to year-end. The balance of the bonus payment was made through the Company's forgiveness of amounts owed by Mr. Mikus to the Company under a promissory note that was issued by Mr. Mikus to the Company in connection with his purchase of shares of our Common Stock. The factors which the Compensation Committee considered in setting his annual base salary and incentive bonus were his individual performance while he was President and Chief Executive Officer of the Company and pay practices of peer companies relating to executives of similar responsibility. The Compensation Committee also considered the Company's net sales and progress in the achievement of development milestones during the fiscal year in setting Mr. Mikus' incentive bonus in accordance with the terms of the Company's bonus program.

INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company's executive officers for the 2000 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company's executive officers for fiscal 2001 will exceed that limit. The 1995 Stock Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan will qualify as performance-based compensation, and therefore is not subject to the $1.0 million limitation.

                                                COMPENSATION COMMITTEE

                                                Peter F. Bernardoni
                                                Robert F. Byrnes
                                                Benjamin Gerson, M.D.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K for that year.

         The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

         The Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

         The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

         Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                 AUDIT COMMITTEE

                                                 Peter F. Bernardoni
                                                 Robert F. Byrnes
                                                 Benjamin Gerson, M.D.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the Hambrecht & Quist Healthcare-Excluding Biotechnology Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The comparison assumes $100 invested on February 20, 1996 in the Common Stock with the reinvestment of all dividends, if any. Total stockholder returns for the prior period is not an indication of future returns.

                COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*

           AMONG ENDOCARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING
                              BIOTECHNOLOGY INDEX

                            2/20/1996    12/96    12/97    12/98    12/99    12/00
                            ---------    -----    -----    -----    -----    -----

ENDOCARE, INC.                100         950      933      525     2,250    3,400

NASDAQ STOCK MARKET (U.S.)    100         120      147      207       384      231

HAMBRECHT & QUIST
  HEALTHCARE-EXCLUDING
  BIOTECHNOLOGY               100         107      127      154       135      211

-------------
* $100 INVESTED ON 2/20/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

RELATIONSHIP BETWEEN ENDOCARE AND BROWN SIMPSON

         On June 7, 1999 and July 30, 1999, the Company received $5,000,000 and $3,000,000, respectively, from the sale of its 7% convertible debentures due in three years (the "Debentures") to Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. (the "Purchasers"). Interest was payable annually in cash or, at the Company's option, in Common Stock at a price per share based on recent bid prices prior to the date interest is paid. Under the financing arrangements, the Purchasers had options to purchase additional debentures for the aggregate principal amounts of $5,000,000 and $3,000,000. Under the circumstances described below, the Company could require the Purchasers to exercise these purchase options. The $5,000,000 principal amount of the Debentures was originally due on June 7, 2002, and was eligible for conversion into the Company's Common Stock in whole or in part at the Purchasers' option at any time on or prior to June 7, 2002 at a conversion price of $5.125 per share. The $3,000,000 principal amount of the Debentures was originally due on July 29, 2002, and was eligible for conversion into the Company's Common Stock in whole or in part at the Purchasers' option at any time, subject to certain restrictions, on or prior to July 29, 2002 at a conversion price of $6.00 per share. The conversion prices were subject to certain anti-dilution adjustments. In addition to the Purchasers' option to convert the $5,000,000 principal amount of the Debentures, the Company could have required the Purchasers to convert the Debentures into Common Stock at a conversion price of $5.125 per share (subject to certain anti-dilution adjustments) if the bid price for the Common Stock as listed for quotation was above $8.00 per share for twenty (20) trading days during a consecutive thirty
(30) trading day period, and certain other conditions are met. Subject to certain restrictions, the Company could have required that the Purchasers convert the $3,000,000 principal amount of the Debentures into Common Stock at a conversion price of $6.00 per share (subject to certain anti-dilution adjustments) if the bid price for the Common Stock as listed for the quotation was above $9.00 per share for twenty (20) trading days during a consecutive thirty (30) trading day period, and certain other conditions were met. During the second quarter of 2000, the original $8,000,000 in convertible debentures sold to the investors in 1999 were converted into 1,475,610 shares of common stock under the terms of the original agreements.

         Under a securities purchase agreement, the Purchasers had a call option exercisable at any time prior to June 7, 2002 to require that the Company sell to the Purchasers an additional $5,000,000 principal amount of debentures. The additional debentures mature three years from the date they are issued, bear interest at 7% per annum and are convertible in whole or in part at a conversion price of $6.75 per share (subject to certain anti-dilution adjustments). The Company had a put option to require the Purchasers to buy the $5,000,000 principal amount of additional debentures if the closing bid price for the Common Stock as listed for quotation was more than $10.00 per share for twenty
(20) trading days in a consecutive thirty (30) trading day period and on the date the Company elected to exercise the put option, and if certain other conditions were met. The Purchasers also had a call option exercisable at any time prior to July 29, 2002 to require the Company to sell to the Purchasers an additional $3,000,000 principal amount of debentures. The additional debentures mature three years from the date they are issued, bear interest at 7% per annum and are convertible in whole or in part at the option of the Purchaser at any time prior to maturity into Common Stock at a conversion price of $6.75 per share (subject to certain anti-dilution adjustments). The Company had a put option to require the Purchasers to buy the $3,000,000 principal amount of additional debentures if the closing bid price for the Common Stock as listed for quotation was more than $9.00 per share for twenty (20) trading days in a consecutive thirty (30) trading day period and on the date the Company elected to exercise the put option, and certain other conditions were met. On May 5, 2000, the Company received $8,000,000 from the sale of the additional 7% convertible debentures pursuant to the purchase options discussed above of which $500,000 was converted into 74,074 shares of common stock during the fourth quarter of 2000. In 2000, the Company issued 38,861 shares of common stock for $549,098 in interest payable.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

         In November 1999, the Company received a full recourse promissory note for $1,028,125 in connection with the sale of 175,000 shares of its Common Stock to Jerry W. Anderson, the Company's former Senior Vice President, Sales and Marketing and current President of Advanced Medical Procedures, Inc., a wholly owned subsidiary of the Company. The note bears interest at 5.99% per annum, payable annually, and the principal is payable in September 2003. The stock was sold at the fair market value of the Common Stock on the date of sale. During 2000, the largest amount of indebtedness outstanding under the note was $1,101,453 and the amount outstanding as of March 31, 2001 was $1,116,849.

         During 2000, in connection with the Company's grant of 2000 bonuses to various Executive Officers, the Company forgave an aggregate of $81,746 in principal and accrued interest due from those Executive Officers pursuant to promissory notes that were entered into with those officers during 1998. As of March 31, 2001, the Company had loans and related accrued interest due from various Officers totaling $128,400. The loans accrue interest at 4.8% per annum and the principal and accrued interest are payable in March, 2003.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

         The Restated Certificate of Incorporation of Endocare limits the liability of Directors to Endocare or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, Directors of Endocare will not be personally liable for monetary damages for breach of a Director's fiduciary duty as a Director, except for liability; (i) for any breach of the Director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the Director derived an improper personal benefit. In addition, the bylaws of Endocare require Endocare to indemnify its Directors and Officers to the fullest extent permitted by the laws of the State of Delaware.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and certain of its Officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon the copies of Section 16(a) reports which the Company received from such persons or written representations from them regarding their transactions in the Company's Common Stock, the Company believes that all reporting requirements under Section 16(a) were met for 2000 for the Company's Directors, Officers and 10% or more beneficial owners, with the exceptions of an inadvertent failure to file a Form 4 by Mr. Bernardoni to report the exercise of warrants on December 28, 2000, which was subsequently reported on a Form 5 and inadvertent failures by Mr. Battles to timely file a Form 3 and to timely file a Form 5 to report a stock option grant for 20,000 shares, both of which have subsequently been filed.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any stockholder who wishes to present a proposal for action at the 2002 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management for such meeting must notify the Company no later than December 21, 2001 in such form as required under the rules and regulations promulgated by the Commission. In addition, the proxy solicited by the Board for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than March 6, 2002.

                                 ANNUAL REPORTS

         The Company has filed with the Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2000. A copy of the Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. This Report contains information concerning the Company and its operations. A copy of the Annual Report Form 10- K will be furnished to stockholders without charge upon request in writing to William R. Hughes at 7 Studebaker, Irvine, California 92618. Such reports are not a part of the Company's soliciting material.

                            PROXIES AND SOLICITATION

         Proxies for the 2001 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. Proxies may also be solicited by Directors, Officers and regular employees of the Company personally, by e-mail or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

         All stockholders are urged to promptly submit your proxy instruction over the internet or by telephone or to complete, sign and promptly return the enclosed proxy card.

                                              By Order of the Board of Directors

                                              /s/ WILLIAM R. HUGHES
                                              ----------------------------------
                                                  William R. Hughes
                                                  Secretary

April 20, 2001
Irvine, California

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

                                 ENDOCARE, INC.
                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II. COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.3 below.



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IV. RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         DOCUMENTS/REPORTS REVIEW

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

         INDEPENDENT ACCOUNTANTS

         4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

         5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         FINANCIAL REPORTING PROCESSES

         7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

         8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         9. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent accountants or management.

         PROCESS IMPROVEMENT

         10. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.


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         ETHICAL AND LEGAL COMPLIANCE

         14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         15. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

         16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

         17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

         18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.



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                                     PROXY
                                 ENDOCARE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Paul W. Mikus and William R. Hughes, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Endocare, Inc. (the "Company") held of record by the undersigned as of March 26, 2001, the record date with respect to this solicitation, of the Annual Meeting of Stockholders of the Company to be held at 7 Studebaker, Irvine, California 92618, at 11:00 a.m., Pacific Daylight time, May 22, 2001, and at any adjournments thereof, upon the following matters:

    The Board of Directors Recommends a vote FOR the following proposals:

    1. ELECTION OF DIRECTORS

       [ ] FOR all nominees listed below (except as noted below)  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, LINE
           THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW.)

 PAUL W. MIKUS   PETER F. BERNARDONI   ROBERT F. BYRNES   BENJAMIN GERSON, M.D.
               ALAN L. KAGANOV, SC.D.    MICHAEL J. STRAUSS, M.D.

    2. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

    3. OTHER MATTERS

    In their discretion, Paul W. Mikus and William R. Hughes are authorized to vote upon such other business as may properly come before the meeting.
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    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                                        Dated:            , 2001
                                                              ------------

                                                        ------------------------
                                                        (Signature)

                                                        ------------------------
                                                        (Signature)

                                                        Please sign exactly as
                                                        your name appears
                                                        herein. Joint owners
                                                        should each sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee, guardian or
                                                        corporate officer,
                                                        please give full title
                                                        as such.

                                                        The signees hereby
                                                        revokes all proxies
                                                        heretofore given by the
                                                        signor to vote at said
                                                        meeting or any
                                                        adjournments thereof.